Web.com Reports First Quarter 2015 Financial Results

•	First quarter revenue and profitability exceeded high end of guidance

•	3.3 million subscribers with 19,000 net additions

•	Operating cash flow grew year-over-year by 72% to $31.9 million

•	Repurchased 904,000 shares for $15.8 million and reduced debt by $17.5 million

JACKSONVILLE, Fla. - April 30, 2015 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the first quarter ended March 31, 2015.

“Web.com began 2015 with first quarter results that exceeded expectations from both a financial and operational perspective. We are beginning to see the positive impact of the changes we have made in recent quarters, and we believe we are well positioned to deliver sequential revenue growth throughout 2015,” said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, “From an operational perspective, we generated improvements that have resulted in better product retention rates for our DIY products. We also continue to expand our distribution channels for our DIFM solutions, a highly differentiated suite of technologies and services that help small businesses generate real business value from their online presence. We are focused on building upon our success in the first quarter in order to deliver improved growth, profitability and shareholder value over the long-term.”

Summary of First Quarter 2015 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $132.6 million for the first quarter of 2015, compared to $133.8 million for the first quarter of 2014. Non-GAAP revenue was $137.7 million for the first quarter of 2015, compared to $141.2 million in the year-ago quarter, and above the high end of the Company's guidance range of $134.5 million to $136.5 million.

•
GAAP operating income was $11.1 million for the first quarter of 2015, compared to $9.5 million for the first quarter of 2014. Non-GAAP operating income was $32.2 million for the first quarter of 2015, representing a 23% non-GAAP operating margin, compared to $38.0 million for the first quarter of 2014, representing a 27% non-GAAP operating margin.

•
GAAP net income was $2.3 million, or $0.04 per diluted share, for the first quarter of 2015. GAAP net income was $0.5 million, or $0.01 per diluted share, for the first quarter of 2014. Non-GAAP net income was $29.5 million for the first quarter of 2015, or $0.56 per diluted share, exceeding the high end of the Company's guidance of $27.6 million to $28.6 million, or $0.53 to $0.55 per diluted share. The Company had non-GAAP net income of $33.1 million, or $0.61 per diluted share, for the first quarter of 2014.

•
Adjusted EBITDA was $36.1 million for the first quarter of 2015, compared to $41.0 million for the first quarter of 2014, representing a 26% and 29% adjusted EBITDA margin during three months ended March 31, 2015 and 2014, respectively.

•	The Company generated cash from operations of $31.9 million for the first quarter of 2015, compared to $18.6 million of cash flow from operations for the first quarter of 2014.

First Quarter and Recent Business Highlights:

•	Web.com's total net subscribers were approximately 3,295,000 at the end of the first quarter of 2015, up approximately 19,000 from the end of the fourth quarter of 2014.

•	Web.com's average revenue per user (ARPU) was $13.75 for the first quarter of 2015, compared to $14.07 for the fourth quarter of 2014.

•	Customer churn was approximately 1% for the first quarter of 2015, consistent with recent low levels.

•	Web.com used $17.5 million in cash to reduce debt during the first quarter of 2015.

•	Repurchased 904,000 shares for $15.8 million in the first quarter of 2015.

•	Announced a partnership agreement with Sam's Club, Walmart's wholesale club, to be the preferred small business online marketing solution provider for their members.

Conference Call Information
Management will host a conference call today, April 30, 2015, at 5:00 p.m. ET, to discuss Web.com's first quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of this conference call will be available until May 7, 2015, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13605403.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit www.web.com; follow Web.com on Twitter @webdotcom or on Facebook at facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, and stock-based compensation charges. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, and stock-based compensation, and includes estimated cash income tax payments, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from adjusted EBITDA depreciation expense, amortization of intangibles, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

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Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-

GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the estimated tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to the acquisitions and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the size of the market opportunity in offerings to small businesses, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:

Brian Denyeau
646-277-1251
Brian.Denyeau@icrinc.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2015	2014

Revenue	$132,600	$133,843
Cost of Revenue	48,702	46,586

Gross profit	83,898	87,257

Operating expenses:
Sales and marketing	35,679	37,533
Technology and development	5,802	7,198
General and administrative	17,211	13,742
Restructuring expense	313	—
Depreciation and amortization	13,744	19,239
Total operating expenses	72,749	77,712
Income from operations	11,149	9,545

Interest expense, net	(5,249)	(7,492)
Income tax expense	(3,561)	(1,563)
Net income	$2,339	$490

Other comprehensive (loss) income:
Foreign currency translation adjustments	(708)	—
Unrealized gain (loss) on investments, net of tax	5	(2)
Total comprehensive income	$1,636	$488

Basic earnings per share:
Net income per common share	$0.05	$0.01
Diluted earnings per share:
Net income per common share	$0.04	$0.01

-

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,726	$22,485
Accounts receivable, net of allowance of $1,802 and $1,705, respectively	17,157	16,932
Prepaid expenses	11,061	10,550
Deferred expenses	65,902	62,818
Deferred taxes	23,210	23,750
Other current assets	4,897	5,012
Total current assets	138,953	141,547

Property and equipment, net	43,639	44,000
Deferred expenses	52,098	50,901
Goodwill	639,188	639,564
Intangible assets, net	347,567	357,819
Other assets	4,741	4,575
Total assets	$1,226,186	$1,238,406

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,157	$9,940
Accrued expenses	15,932	14,937
Accrued compensation and benefits	5,756	5,997
Deferred revenue	223,699	217,394
Current portion of debt	7,440	6,197
Other liabilities	5,332	5,069
Total current liabilities	265,316	259,534

Deferred revenue	189,747	185,338
Long-term debt	485,092	501,085
Deferred tax liabilities	114,228	111,503
Other long-term liabilities	7,128	6,856
Total liabilities	1,061,511	1,064,316
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 51,686,088 and 52,108,719 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	52	52
Additional paid-in capital	554,095	552,991
Treasury stock at cost, 1,088,447 shares as of March 31, 2015, and 395,395 shares as of December 31, 2014	(19,131)	(6,975)
Accumulated other comprehensive loss	(2,095)	(1,393)
Accumulated deficit	(368,246)	(370,585)
Total stockholders' equity	164,675	174,090
Total liabilities and stockholders' equity	$1,226,186	$1,238,406

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended March 31,
	2015	2014
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$132,600	$133,843
Fair value adjustment to deferred revenue	5,093	7,391
Non-GAAP revenue	$137,693	$141,234

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$2,339	$490
Amortization of intangibles	9,816	16,184
Stock based compensation	5,047	4,504
Income tax expense	3,561	1,563
Restructuring expense	313	—
Corporate development	597	40
Amortization of debt discounts and fees	2,798	2,718
Cash income tax expense	(267)	(132)
Fair value adjustment to deferred revenue	5,093	7,391
Fair value adjustment to deferred expense	191	301
Non-GAAP net income	$29,488	$33,059

Reconciliation of GAAP basic net income per share to non-GAAP basic net income per share
Basic GAAP net income per share	$0.05	$0.01
Amortization of intangibles	0.19	0.32
Stock based compensation	0.10	0.09
Income tax expense	0.07	0.03
Restructuring expense	0.01	—
Corporate development	0.01	—
Amortization of debt discounts and fees	0.06	0.05
Cash income tax expense	(0.01)	—
Fair value adjustment to deferred revenue	0.10	0.15
Fair value adjustment to deferred expense	—	0.01
Basic Non-GAAP net income per share	$0.58	$0.66

Reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share	Three months ended March 31,
Diluted shares:	2015	2014
Basic weighted average common shares	50,872	50,334
Diluted stock options	1,354	3,546
Diluted restricted stock	266	703
Total diluted weighted average common shares	52,492	54,583

Diluted GAAP net income per share	$0.04	$0.01
Amortization of intangibles	0.19	0.29
Stock based compensation	0.10	0.08
Income tax expense	0.07	0.03
Restructuring expense	0.01	—
Corporate development	0.01	—
Amortization of debt discounts and fees	0.05	0.05
Cash income tax expense	(0.01)	—
Fair value adjustment to deferred revenue	0.10	0.14
Fair value adjustment to deferred expense	—	0.01
Diluted Non-GAAP net income per share	$0.56	$0.61

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$11,149	$9,545
Amortization of intangibles	9,816	16,184
Stock based compensation	5,047	4,504
Restructuring expense	313	—
Corporate development	597	40
Fair value adjustment to deferred revenue	5,093	7,391
Fair value adjustment to deferred expense	191	301
Non-GAAP operating income	$32,206	$37,965

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	8%	7%
Amortization of intangibles	7	11
Stock based compensation	4	3
Restructuring expense	—	—
Corporate development	—	—
Fair value adjustment to deferred revenue	4	6
Fair value adjustment to deferred expense	—	—
Non-GAAP operating margin	23%	27%

Reconciliation of GAAP operating income to adjusted EBITDA	Three months ended March 31,
	2015	2014
GAAP operating income	$11,149	$9,545
Depreciation and amortization	13,744	19,239
Stock based compensation	5,047	4,504
Restructuring expense	313	—
Corporate development	597	40
Fair value adjustment to deferred revenue	5,093	7,391
Fair value adjustment to deferred expense	191	301
Adjusted EBITDA	$36,134	$41,020

Reconciliation of GAAP operating margin to adjusted EBITDA margin

GAAP operating margin	8%	7%
Depreciation and amortization	10	13
Stock based compensation	4	3
Restructuring expense	—	—
Corporate development	—	—
Fair value adjustment to deferred revenue	4	6
Fair value adjustment to deferred expense	—	—
Adjusted EBITDA margin	26%	29%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$31,923	$18,606
Capital expenditures	(3,604)	(2,921)
Free cash flow	$28,319	$15,685

Revenue
Subscription	$130,461	$131,784
Professional services and other	2,139	2,059
Total	$132,600	$133,843

Stock based compensation
Cost of revenue	$509	$488
Sales and marketing	1,235	1,148
Technology and development	763	737
General and administrative	2,540	2,131
Total	$5,047	$4,504

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$2,339	$490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,744	19,239
Stock based compensation	5,047	4,504
Deferred income taxes	3,280	1,411
Amortization of debt issuance costs and other	2,796	2,719
Changes in operating assets and liabilities:
Accounts receivable, net	(255)	(3,173)
Prepaid expenses and other assets	(615)	(4,085)
Deferred expenses	(4,281)	(941)
Accounts payable	(2,882)	(3,706)
Accrued expenses and other liabilities	2,015	(795)
Accrued compensation and benefits	(66)	(8,243)
Accrued restructuring costs and other reserves	—	(1,139)
Deferred revenue	10,801	12,325
Net cash provided by operating activities	31,923	18,606

Cash flows from investing activities
Business acquisitions, net of cash acquired	(475)	(7,437)
Capital expenditures	(3,604)	(2,921)
Net cash used in investing activities	(4,079)	(10,358)

Cash flows from financing activities
Stock issuance costs	(24)	(24)
Common stock repurchased	(2,261)	(4,956)
Payments of long-term debt	(17,500)	(15,000)
Proceeds from exercise of stock options	1,971	4,154
Proceeds from borrowings on revolving credit facility	—	9,000
Common stock purchases under stock repurchase plan	(15,786)	—
Net cash used in financing activities	(33,600)	(6,826)

Effect of exchange rate changes on cash	(3)	—

Net (decrease) increase in cash and cash equivalents	(5,759)	1,422
Cash and cash equivalents, beginning of period	22,485	13,806
Cash and cash equivalents, end of period	$16,726	$15,228

Supplemental cash flow information
Interest paid	$3,108	$5,526
Income tax paid	$478	$191